Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-140964, No. 333-138892, No. 333-103969 and No. 333-75162) of Odyssey Re Holdings Corp. of our reports dated February 28, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2008